As filed with the Securities and Exchange Commission on December 21, 2000

                                                                          Registration No. 333 - 52276

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UAL CORPORATION

(Exact name of registrant as specified in its charter)

                        Delaware                                36-2675207

                              (State or other jurisdiction of                                     (I.R.S. Employer

                              incorporation or organization)                                     Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois  60007

(Address of Principal Executive Offices; Zip Code)

UAL Corporation Employee Stock Ownership Plan and

UAL Corporation Supplemental ESOP

(Full title of the plan)

Francesca M. Maher, Esq.

Senior Vice President, General Counsel and Secretary

UAL Corporation

P. O. Box 66919

Chicago, Illinois 60666

            (847) 700-4000

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered Common Stock, par value $.01 per share	Amount to be registered 9,000,000 shares	Proposed maximum offering price per unit $36.01(1)	Proposed maximum aggregate offering price $325,980,000	Amount of Registration fee $81,022.50(1)

                                                                                                                            ;

  Under Rules 457(c) and 457(h), the registration fee was calculated based on the average of the high and low prices of the Registrant' s Common Stock on the New York Stock Exchange, Inc. on December 18, 2000.
  The registration fee was paid upon the original filing of this Registration Statement.

SIGNATURES

UAL Corporation hereby amends its Form S-8 filed December 20, 2000 to include a signature on Exhibit 23, Consent of Arthur Andersen LLP, which was unintentionally omitted from the original EDGAR filing. No other modifications were made to the previously filed Form S-8.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 21st day of December, 2000.

                                                       UAL CORPORATION

/s/ Douglas A. Hacker

                                                       Name: Douglas A. Hacker

                                                       Title:  Executive Vice President and

                                                              Chief Financial Officer

                                                              (principal financial officer and

                                                              principal accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James E. Goodwin and Douglas A. Hacker, and each of them, the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may have done, or may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	Director, and Chairman and	December 14, 2000
James E. Goodwin	Chief Executive Officer (principal executive officer)

/s/ *	Director	December 14, 2000
Rono J. Dutta	and President

/s/ Douglas A. Hacker	Executive Vice President and Chief	December 21, 2000
Douglas A. Hacker	Financial Officer (principal financial officer and principal accounting officer)

/s/ *	Director	December 14, 2000

       John W. Creighton, Jr.

Signature	Title	Date

/s/ *	Director	December 14, 2000

     Frederick C. Dubinsky

/s/ *	Director	December 14, 2000

      Richard D. McCormick

/s/ *	Director	December 14, 2000

       John F. McGillicuddy

/s/ *	Director	December 14, 2000

       James J. O' Connor

/s/ *	Director	December 14, 2000

      Hazel R. O' Leary

/s/ *	Director	December 14, 2000

     Deval L. Patrick

/s/ *	Director	December 14, 2000

     John F. Peterpaul

/s/ *	Director	December 14, 2000

     Paul E. Tierney, Jr.

/s/ *	Director	December 14, 2000

     John K. Van de Kamp

*  By:  /s/ Douglas A. Hacker

        Douglas A. Hacker

         Executive Vice President and

         Chief Financial Officer

         (principal financial officer and

         principal accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Francesca M. Maher, Esq., Senior Vice President,
General Counsel and Secretary

23.1	Consent of Francesca M. Maher, Esq. (included as part of Exhibit 5)

23.2	Consent of Arthur Andersen LLP

24	Power of Attorney (included on the signature page of the Registration
Statement)